Exhibit 10.3
Confidential Treatment Requested by Cash America International, Inc.
Confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission

2014 LONG TERM INCENTIVE PLAN AWARD AGREEMENT
FOR THE E-COMMERCE DIVISION OF CASH AMERICA INTERNATIONAL, INC.

UNDER THE CASH AMERICA INTERNATIONAL, INC. FIRST AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN, AS AMENDED

This Long Term Incentive Plan Award Agreement (the “Agreement”) is entered into as of the 21st day of January, 2014, by and between Cash America International, Inc. (the “Company”) and DAVID A. FISHER (“Employee”).

W I T N E S E T H:

WHEREAS, the Company has adopted the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “Plan”), which is administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Committee desires to grant to Employee an award (the “Award”) of Performance Units pursuant to Section 8 of the Plan that shall vest under the terms of the Plan over a three-year period, subject to Employee’s continued employment and the satisfaction of certain conditions related to the performance of the E‑Commerce Division, which is referred to in the Company’s audited financial statements for the year ended December 31, 2013 as the e-commerce segment (the “E-Commerce Division”), as such Award and its applicable terms and conditions are specified in this Agreement and in Exhibit “A” attached hereto, to encourage Employee’s continued loyalty and diligence; and

WHEREAS, the Performance Units represent the unfunded and unsecured promise of the Company to pay Employee the Unit Value (as hereinafter defined) of the Performance Units at a future date, subject to the terms of this Agreement;

WHEREAS, this Award is intended to satisfy the short-term deferral rule exemption of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) and thereby be exempt from said section.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Award.

(a)    General. Subject to the conditions set forth in this Agreement and Exhibit “A,” the Company hereby grants to Employee an Award of 12,225 Performance Units for which the total target amount that may be payable based on a targeted level of 3-year performance of the E‑Commerce Division is $811,200. The Award is designated as a Qualified Performance-Based Award as defined in Section 2 of the Plan.

(b)    Grant Date. The Award was awarded to Employee on January 21, 2014 (the “Grant Date”).

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

2.    Vesting.

(a)    General. Subject to the terms and conditions specified on Exhibit “A” and, except as provided in Section 2(b) below, as long as Employee remains continuously employed by the Company or its Affiliates, (i) 12 ½% of the Performance Units granted under the Award shall vest on January 1, 2015 (the “First Vesting Date”), (ii) 37 ½% of the Performance Units granted under the Award shall vest on January 1, 2016 (the “Second Vesting Date”), and (iii) 50% of the Performance Units granted under the Award shall vest on January 1, 2017 (the “Third Vesting Date,” and together with the First Vesting Date and the Second Vesting Date, the “Vesting Dates”).

(b)    Special Termination Provisions. For purposes of determining the number of Performance Units that vest on any Vesting Date after January 31, 2015 (including a deemed Vesting Date as described in Section 5(a) or 5(b) that occurs after January 31, 2015) and the amounts payable under such vested Performance Units, Employee shall be deemed to have remained continuously employed through such Vesting Date in the event of Employee’s voluntary termination of employment with the Company and all of its Affiliates, provided (i) the date of such voluntary termination is on or after February 1, 2015 and on or before December 31, 2015, (ii) Employee remains continuously employed by the Company or its Affiliates through the last day preceding such voluntary termination date and (iii) Employee has provided the Company’s Board of Directors with written notice of such termination at least 45 days before the effective date thereof (the “Voluntary Termination”).

(c)    Forfeiture if Performance Conditions Not Met. If the terms and conditions specified on Exhibit “A” are not met with respect to a Vesting Date, the Performance Units scheduled to vest on such Vesting Date shall expire and be forfeited and Employee shall have no right to payment or compensation with respect to any such unvested portion of the Award.

3.    Treatment of Award Upon Termination of Employment. Except as provided in Section 2(b) above, if Employee terminates employment with the Company or its Affiliates, whether voluntarily or involuntarily (including by death), for any reason, he or she shall immediately forfeit all interest in the unvested portion of an Award, and such forfeited Award shall not be considered outstanding.

4.    Payment of Awards.

(a)    General. If Employee remains continuously employed through the earlier of a Vesting Date or the last day preceding the Voluntary Termination , if any, and the Award has received Committee Certification (as defined in Exhibit “A”) for the applicable Vesting Date (such that a portion of the Award meets the time and performance requirements for vesting and vests as of such Vesting Date), then, except as provided in Section 4(f) below, the Company shall pay to Employee (or if Employee has died since such Vesting Date, Employee’s Beneficiary (as hereinafter defined)) the Unit Value multiplied by the number of Performance Units granted under this Award that vest on such Vesting Date. The payment for the then-vesting portion of the Award determined in accordance with this Section 4 shall be made within a reasonable time after the Committee Certification Date (as defined in Exhibit “A”). In no event will any payment with respect to the Performance Units that vest as of any Vesting Date (including a deemed Vesting Date as described in Section 5(a) or 5(b)) be made later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs; provided, however, if the Committee has not provided the Committee Certification by such March 15, such portion of the Award shall not vest or be payable with respect to such Vesting Date. All payments shall be made in cash. “Beneficiary” means the person(s) designated by Employee to receive any amounts payable under this Agreement upon the Employee’s death. If no Beneficiary has been designated, the Employee’s estate shall be deemed to be the Beneficiary.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

(b)    Amount of Payment. Subject to adjustment under Section 4(g) and except as provided in Section 4(f) below, the amount, if any, to be paid to Employee following each Vesting Date shall be determined as follows:

i.    First Vesting Date: With respect to all Performance Units granted to the Employee that vest as of the First Vesting Date, an amount equal to the First Vesting Date Unit Value (as defined in Section 4(c)(i) below) multiplied by the number of Performance Units granted under this Award that vest on the First Vesting Date. Such amount shall be paid to Employee (or his Beneficiary) in accordance with Section 4(a) of this Agreement. Unit Values for Performance Units that vest on the First Vesting Date shall not remain subject to adjustment as of any subsequent Vesting Date.
ii.    Second Vesting Date. With respect to all Performance Units granted to Employee that vest on the Second Vesting Date, an amount equal to the Second Vesting Date Unit Value (as defined in Section 4(c)(ii) below) multiplied by the number of Performance Units granted under this Award that vest on the Second Vesting Date. Such amount shall be paid to Employee (or his Beneficiary) in accordance with Section 4(a) of this Agreement. Unit Values for Performance Units that vest on the Second Vesting Date shall not remain subject to adjustment as of the Third Vesting Date.
iii.    Third Vesting Date. With respect to all Performance Units granted to Employee that vest on the Third Vesting Date, an amount equal to the Third Vesting Date Unit Value (determined in accordance with section 4(c)(iii) below) multiplied by the number of Performance Units granted under this Award that vest on the Third Vesting Date. Such amount shall be paid to Employee (or his Beneficiary) in accordance with Section 4(a) of this Agreement.
(c)    Unit Value. Except as provided in Section 4(f) below, “Unit Value” means the per unit value of a Performance Unit scheduled to vest on a particular Vesting Date, determined as follows:

i.    The Unit Value of each of the Performance Units scheduled to vest on the First Vesting Date (the “First Vesting Date Unit Value”) shall be the 2014 EBITDA Pool (as defined in section 4(d)(i) below) divided by the 2014 Unit Value Denominator (as defined in section 4(e)(i) below).
ii.    The Unit Value of each of the Performance Units scheduled to Vest on the Second Vesting Date (the “Second Vesting Date Unit Value”) shall be the 2015 EBITDA Pool (as defined in section 4(d)(ii) below) divided by the 2015 Unit Value Denominator (as defined in section 4(e)(ii) below).
iii.    The Unit Value of each of the Performance Units scheduled to Vest on the Third Vesting Date (the “Third Vesting Date Unit Value”) shall be the 2016 EBITDA Pool (as defined in section 4(d)(iii) below) divided by the 2016 Unit Value Denominator (as defined in section 4(e)(iii) below).
(d)    EBITDA Pool. Except as provided in Section 4(f) below, “EBITDA Pool” means the “2014 EBITDA Pool,” the “2015 EBITDA Pool” or the “2016 EBITDA Pool,” determined as follows:

i.    The 2014 EBITDA Pool shall be [EBITDA (as defined in Exhibit “A”) for calendar year 2014 (“2014 EBITDA”) – EBITDA for calendar year 2013 (“2013 EBITDA”)] x the 2014

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Percentage Multiple (as defined in Exhibit “A”), but only if the EBITDA CAGR specified in Section 3(a) of Exhibit “A” is achieved as of the First Vesting Date. If the specified EBITDA CAGR is not achieved as of the First Vesting Date, the 2014 EBITDA pool shall be zero.
ii.    The 2015 EBITDA Pool shall be [EBITDA for calendar year 2015 (“2015 EBITDA”) – 2013 EBITDA] x the 2015 Percentage Multiple (as defined in Exhibit “A”) but only if the EBITDA CAGR specified in Section 3(a) of Exhibit “A” is achieved as of the Second Vesting Date. If the specified EBITDA CAGR is not achieved as of the Second Vesting Date, the 2015 EBITDA pool shall be zero.
iii.    The 2016 EBITDA Pool shall be the Total EBITDA Pool determined in accordance with Section 5(c) of Exhibit “A” minus the sum of the 2014 EBITDA Pool and the 2015 EBITDA Pool. The 2016 EBITDA Pool shall not be less than zero.
(e)    Unit Value Denominator. Except as provided in Section 4(f) below, “Unit Value Denominator” means the “2014 Unit Value Denominator,” the “2015 Unit Value Denominator” or the “2016 Unit Value Denominator,” determined as follows:

i.    The 2014 Unit Value Denominator shall be 12,500.
ii.    The 2015 Unit Value Denominator shall be 37,500.
iii.    The 2016 Unit Value Denominator shall be 50,000.
(f)    Payment Upon Change in Control of the Company or Enova Event.
i.    Change in Control. Subject to adjustment under Section 4(g), the amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest in accordance with Section 5(a) of this Agreement as a result of a Change in Control (as defined in Section 5)(a)) shall be the “CIC Unit Value” (determined in accordance with Section 4(f)(i)(A), (B) or (C) below, as applicable) multiplied by the number of Performance Units that vest under this Award in accordance with Section 5(a).
A.    The CIC Unit Value of each of the Performance Units that vest as a result of a Change in Control that occurs during the 2014 calendar year shall be computed as follows, but shall not be less than zero:

•
[(EBITDA for the most recent four-calendar quarter period ending before or coincident with the date of the Change in Control (“CIC EBITDA”) minus 2013 EBITDA) x the 2014 Percentage Multiple] ÷ the 2014 Unit Value Denominator.

B.    The CIC Unit Value of each of the Performance Units that vest as a result of a Change in Control that occurs during the 2015 calendar year shall be computed as follows, but shall not be less than zero:

•	[(CIC EBITDA minus 2013 EBITDA) x the 2015 Percentage Multiple] ÷ the 2015 Unit Value Denominator.

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C.    The CIC Unit Value of each of the Performance Units that vest as a result of a Change in Control that occurs during the 2016 calendar year shall be computed as follows, but shall not be less than zero:

•	[(CIC EBITDA minus 2013 EBITDA) x the 2016 CIC/Enova Event Percentage Multiple (as defined in Exhibit “A”)]; minus

•	the sum of the 2014 EBITDA Pool and the 2015 EBITDA Pool; divided by

•	the 2016 Unit Value Denominator.
ii.    Enova Event. Subject to adjustment under Section 4(g), the amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest in accordance with Section 5(b) of this Agreement as a result of an Enova Event (as defined in Section 5(b)) shall be the “Enova Event Unit Value” determined in accordance with Section 4(f)(ii)(A), (B) or (C) below, as applicable) of all such vested Performance Units multiplied by the number of Performance Units that vest under this Award in accordance with Section 5(b):
A.    The Enova Event Unit Value of each of the Performance Units that vest as a result of an Enova Event that is completed during the 2014 calendar year shall be computed as follows, but shall not be less than zero:

•
[(EBITDA for the most recent twelve-calendar month period ending before or coincident with the date of the completion of the Enova Event (“Enova Event EBITDA”) minus 2013 EBITDA) x the 2014 Percentage Multiple] ÷ the 2014 Unit Value Denominator.

B.    The Enova Event Unit Value of Units that vest as a result of an Enova Event that is completed during the 2015 calendar year shall be computed as follows, but shall not be less than zero:

•	[(Enova Event EBITDA minus 2013 EBITDA) x the 2015 Percentage Multiple] ÷ the 2015 Unit Value Denominator.

C.    The Enova Event Unit Value of each of the Performance Units that vest as a result of an Enova Event that is completed during the 2016 calendar year shall be computed as follows, but shall not be less than zero:

•	[(Enova Event EBITDA minus 2013 EBITDA) x the 2016 CIC/Enova Event Percentage Multiple]; minus

•	the sum of the 2014 EBITDA Pool and the 2015 EBITDA Pool; divided by

•	the 2016 Unit Value Denominator.

iii.    Timing of Payment Made Upon a Change in Control or Enova Event. All amounts payable in accordance with this Section 4(f) shall be paid within 60 days following the Committee Certification Date with respect to the Vesting Date that occurs as a result of a Change in Control or the completion of an Enova Event.
(g)    Overall Maximum. The total of all payments that may be made to Employee under the Award shall not exceed $2,433,600 (the “Overall Maximum”). If the amount of any payment determined in accordance with section 4(b) as of any Vesting Date or in accordance with section 4(f) as of the date of a Change in Control or the completion of an Enova Event, when added to all amounts previously payable

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under the Award, exceeds the Overall Maximum, the amount of such payment shall be reduced by such excess.
5.    Vesting Upon Change in Control or an Enova Event.

(a)    Change in Control. Upon a Change in Control prior to the Third Vesting Date, the portion of the Award that is outstanding and scheduled to vest within 12 calendar months following the date of the Change in Control shall become vested, subject to the terms and conditions set forth on Exhibit “A” (including the requirements for achieving a certain EBITDA CAGR (as defined on Exhibit “A”) and Committee Certification) and as long as Employee has remained continuously employed by the Company or its Affiliates through the date of the Change in Control (or is deemed to have remained so employed in accordance with Section 2(b)); provided, however, the amount and time of payment for any Performance Units vesting pursuant to this Section shall be determined under the terms of Section 4(f) of this Agreement. “Change in Control” means an event that is a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all as defined in Code Section 409A and Treasury Regulations Section 1.409A-3(i)(5), except that 35% shall be substituted for 30% in applying Treasury Regulations Section 1.409A-3(i)(5)(vi) and 50% shall be substituted for 40% in applying Treasury Regulations Section 1.409A-3(i)(5)(vii). The date of the Change in Control shall be deemed the Vesting Date.

(b)     Enova Event. Upon the completion of an Enova Event (as defined below) prior to the Third Vesting Date, the portion of the Award that is outstanding and scheduled to vest within 12 calendar months following the date of the completion of the Enova Event shall become vested, subject to the terms and conditions set forth on Exhibit “A” (including the requirements for achieving a certain EBITDA CAGR (as defined on Exhibit “A”) and Committee Certification) and as long as Employee has remained continuously employed by the Company or its Affiliates through the date of the completion of such Enova Event (or is deemed to have remained so employed in accordance with Section 2(b)); provided, however, the amount and time of payment for any Performance Units vesting pursuant to this Section shall be determined under the terms of Section 4(f) of this Agreement. An “Enova Event” means either (i) a spin-off or initial public offering of some or all of the common stock of Enova International, Inc., (ii) a sale to one buyer or a group of buyers acting together who are not Affiliates prior to the sale (“Unaffiliated Buyers”) of 50% or more of the common stock of Enova or (iii) an Asset Sale (as defined below) of the E-Commerce Division. An “Asset Sale” means a sale to Unaffiliated Buyers of substantially all of the assets of the E-Commerce Division, excluding cash, marketable securities, income tax assets and loans to or other amounts receivable from Affiliates (“E-Commerce Division Operating Assets”). In order for a sale of assets be considered a sale of substantially all of the E-Commerce Division Operating Assets, the total book value (calculated in accordance with GAAP (as defined in Exhibit “A”)) of all of the E-Commerce Division Operating Assets sold must be no less than 80% of the total book value (calculated in accordance with GAAP) of all E-Commerce Division Operating Assets as of the last day of the most recent calendar quarter ending before the sale. The date the Enova Event is completed shall be deemed the Vesting Date.

(c)    Forfeiture of Unvested Performance Units. If a Change in Control or an Enova Event (“CIC/Enova Event”) occurs, any outstanding unvested Performance Units that do not become vested under this Section 5 shall expire and be forfeited on the date of the CIC/Enova Event, and Employee shall thereafter have no further right to payment or compensation with respect to any such unvested portion of the Award, including without limitation, as a result of any subsequent CIC/Enova Event.

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6.    Withholding. Upon payment to Employee pursuant to this Agreement, the Company shall withhold all applicable federal, state and local employment taxes which the Company or its Affiliates are required to withhold.

7.    Plan Provisions. In addition to the terms and conditions set forth herein, each Award is subject to and governed by the terms and conditions set forth in the Plan, as may be amended from time to time, which are hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control.

8.    Miscellaneous.

(a)    Limitation of Rights. The granting of the Award and the execution of the Agreement shall not give Employee any rights to (1) similar grants in future years, (2) any right to be retained in the employ or service of the Company or any of its Affiliates, or (3) interfere in any way with the right of the Company or its Affiliates to terminate Employee’s employment or services at any time.

(b)    Interpretation. Employee accepts this Award subject to all the terms and provisions of the Plan and this Agreement. The undersigned Employee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

(c)    Severability. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(d)    Controlling Law. The Agreement is being made in Texas and shall be construed and enforced in accordance with the laws of that state.

(e)    Construction. The Agreement and the Plan contain the entire understanding between the parties, and supersedes any prior understanding and agreements between them, representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(g)    Exemption from Code Section 409A. Notwithstanding the references to Code Section 409A and the incorporation of certain provisions from the Treasury Regulations under Code Section 409A, the Company intends that all payments under the Award be exempt from Code Section 409A under the short-term deferral rule exemption in Treasury Regulations Section 1.409A-1(b)(4).

(h)    Code §162(m) Provisions. The terms of the Agreement and/or Exhibit “A” may not be amended in a manner that would cause the Performance Award to cease to qualify for the Section 162(m) Exemption (as defined in the Plan).
(i)     Headings. Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

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(j)    Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of Employee's heirs, legal representatives, successors and assigns.
(k)    Originals. This Agreement may be executed and/or accepted electronically by Employee, the production of either of which (including a signature or proof of electronic acceptance) shall be sufficient for all purposes for the proof of the binding terms of this Agreement.

(l)    Clawback. Notwithstanding anything in the Plan to the contrary, in the event that the Company is required to materially restate its financial results, excluding a material restatement of such financial results due solely to a change in generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company, at any time before or within two years following January 1, 2017 as a result of fraud or intentional misconduct on the part of the Employee, the Committee may, in its discretion, (a) cancel the Award, in whole or in part, whether or not vested, and/or (b) require the Employee to repay to the Company an amount equal to all or any portion of the payments that have been made to Employee pursuant to this Agreement. Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash, and the Committee may provide for an offset to any future payments owed by the Company or its Affiliates to the Employee if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Employee. Notwithstanding the foregoing, to the extent required to comply with applicable law and/or any Clawback Policy adopted by the Company after the date of this Agreement, the Company may unilaterally amend this Section 8(l), and any such amendment shall be made by providing notice of such amendment to Employee, and shall be binding on Employee; provided, regardless of whether the Company makes such a unilateral amendment to this Section 8(l) or provides such notice to Employee, this Section 8(l) shall be deemed consistent with any Clawback Policy adopted by the Company after the date of this Agreement and Employee shall be bound thereby.

(Signatures on following page)

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    IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first set forth above.

CASH AMERICA INTERNATIONAL, INC.

By:
Daniel R. Feehan
Chief Executive Officer and President

EMPLOYEE*

David A. Fisher

* Electronic acceptance of this Award by Employee shall bind Employee by the terms of this Agreement pursuant to Section 8(k) of this Agreement.

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EXHIBIT “A”
TERMS AND CONDITIONS OF PERFORMANCE UNITS

1.
Vesting Requirements. In addition to the continuous (or deemed continuous in accordance with Section 2(b) of the Agreement) employment of Employee, the vesting of any awards on any Vesting Date shall be contingent upon the E‑Commerce Division’s achievement of the EBITDA CAGR specified in Section 3 of this Exhibit. The vesting of any portion of the Award shall be subject to Committee Certification, as described in Section 6 of this Exhibit.

2.
EBITDA. Except as provided in Section 2(f) of this Exhibit, “EBITDA” means the consolidated earnings of the E-Commerce Division before interest, income taxes, depreciation and amortization expenses. EBITDA shall be calculated as if the E-Commerce Division was being operated as a separate and independent corporation and determined in accordance with generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company (“GAAP”) as consistently applied by the Company; provided, however, that in determining EBITDA:

(a)    EBITDA shall be computed without regard to “extraordinary items” of gain or loss as that term shall be defined in GAAP.
(b)    EBITDA shall not include any gain or loss that exceeds $500,000 in a single transaction from either the deconsolidation of any subsidiary or the sale or write-off of (i) discontinued business operations (as defined in GAAP), (ii) any ownership interest in a subsidiary or other entity in which the Company or a subsidiary of the Company has an ownership interest of at least 10% before the transaction, or (iii) assets classified under GAAP as noncurrent assets (other than the noncurrent portion of any loans to customers).
(c)    EBITDA for any period shall be increased by Capital Charges income earned and reduced by Capital Charges expense accrued. “Capital Charges” means the interest charges calculated on a monthly basis for amounts advanced between the Company or its affiliates and the E-Commerce Division, including amounts advanced for working capital, investments or capital improvements (including investments in other businesses through acquisitions or debt/equity investments, and specifically including all amounts advanced for use as acquisition consideration for the purchase of the Debit Plus, LLC business – including past and future earn-out payments, but excluding all amounts advanced for use as acquisition consideration for the purchase of the assets of The Check Giant, LLC (now known as Enova) – including past earn-out payments), with the interest rate being the rate per annum published two business days before the beginning of the month as the London interbank offered rate for deposits in Dollars (“LIBOR”) for a one month term plus 4.5 percentage points. Such interest rate shall be rounded upwards, if necessary, to the next higher 1/16th of one percentage point. For purposes of illustration, the interest rate used to calculate Capital Charges for the Month of May shall be determined using the one-month LIBOR rate published on the second-to-last business day of April. Interest for a month shall be calculated on a basis of a 360 day year and the actual number of days in the month, and shall be computed on the average balance of advances outstanding at the beginning and end of the month. Any promissory notes or other obligations issued or assigned in payment of dividends or other capital distributions are not considered “amounts advanced.”
(d)    EBITDA shall not include the corporate administrative overhead allocation, if any, that is charged to the E-Commerce Division by the Company or its Affiliates other than Affiliates included in the E-Commerce Division or any outside accounting, legal, consulting, underwriting or

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other fees or other out-of-pocket costs incurred by the Company or the E‑Commerce Division solely on account of a proposed or completed Enova Event.
(e)    For purposes of calculating EBITDA, income taxes shall mean only federal, state, local and foreign taxes on the income of the E-Commerce Division and shall not include (i) any other tax, charge, fee, duty (including customs duty), levy or assessment, including any ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise (other than franchise taxes based on income), excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, windfall profits, occupational, premium, interest equalization, severance, license, registration, payroll, environmental (including taxes under Code Section 59A), capital stock, capital duty, disability, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any governmental authority, (ii) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (iii) any items described in this paragraph that are attributable to another person but that the owner of the E-Commerce Division is liable to pay by law, by contract or otherwise, whether or not disputed.
(f)    EBITDA for calendar year 2013 (“2013 EBITDA”) shall be $164,328,662.

3.
CAGR Threshold for Vesting and Payment. The portion of the Award that will vest and be payable (subject to Committee Certification, as described below) shall be subject to the continuous employment of Employee by the Company or its Affiliates (or deemed continuous employment in accordance with Section 2(b) of the Agreement) through the applicable Vesting Date and shall be determined as follows:

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(a)    The E-Commerce Division must achieve an EBITDA CAGR of at least [**Confidential Treatment Requested] from December 31, 2013 through December 31 of the year immediately preceding the First Vesting Date, Second Vesting Date or the Third Vesting Date, as applicable, in order for any portion of the Award to vest on the First Vesting Date, Second Vesting Date or the Third Vesting Date, respectively, and become payable.

(b)    If the E-Commerce Division achieves an EBITDA CAGR of at least of [**Confidential Treatment Requested] over the period from December 31, 2013 through December 31 of the year immediately preceding the First Vesting Date, Second Vesting Date or the Third Vesting Date, as applicable, then a portion of the Award will vest on the First Vesting Date, Second Vesting Date or the Third Vesting Date, respectively, in accordance with Section 2 of the Agreement, subject to Section 5(c) of the Agreement.
(c) Performance Units Having a CIC Unit Value or Enova Event Unit Value. The E-Commerce Division must achieve an EBITDA CAGR of at least [**Confidential Treatment Requested] from December 31, 2013 through the applicable period used to determine CIC Unit Value or Enova Event Unit Value in order for any portion of the Award to vest as a result of a Change in Control or an Enova Event, respectively, in accordance with Section 5 of the Agreement.
EBITDA CAGR for such period shall be computed using the following formula:
[(CIC EBITDA or Enova Event EBITDA, as applicable / 2013 EBITDA)] ^ [(1/(the total number of whole months in the period from December 31, 2013 through the end of the period used to determine CIC EBITDA or Enova Event EBITDA / 12)] – 1.

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(d)    Any portion of the Award that does not vest as of the applicable Vesting Date or in the event of a Change in Control or Enova Event, if applicable and as more particularly described herein, shall expire and be forfeited and Employee shall thereafter have no further right to payment or compensation with respect to any such unvested portion of such Award.
(e)    For purposes of determining the amount of the Award that will vest and be payable, CAGR shall be rounded to the nearest 0.1%.

4.	Base for Calculation of CAGR. For purposes of determining EBITDA CAGR as of any Vesting Date, the base EBITDA shall be the 2013 EBITDA.

5.
Valuation of Performance Units. The Performance Units shall have a Unit Value as set forth in Section 4(c) and/or Section 4(f) of the Agreement, as applicable. The value of any Performance Units granted under the Award that vest on any Vesting Date or that vest in accordance with Section 5 of the Agreement and become payable shall be based on one or more percentages (each a “Percentage Multiple”) of the amount of the E-Commerce Division’s positive growth in its annual EBITDA, if any, during the applicable period(s) specified in Sections 2 and 4 of the Agreement. For purposes of this paragraph and Section 4 of the Agreement, the Percentage Multiples and the Total EBITDA Pool shall be determined as follows:

(a)    The 2014 Percentage Multiple shall be [**Confidential Treatment Requested].
(b)    The 2015 Percentage Multiple shall be [**Confidential Treatment Requested].
(c)    For purposes of Section 4(d)(iii) of the Agreement, the Total EBITDA Pool shall be computed using the following table based on the amount by which EBITDA for calendar year 2016 (“2016 EBITDA”) exceeds 2013 EBITDA and the 2016 Percentage Multiples specified in column (D) of the table:

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

The Total EBITDA Pool Shall Be Computed as: [Column “C”]; plus [Column “D” x (2016 EBITDA minus Column “E”)]
(A)	(B)	(C)	(D)	(E)
If the 2016 EBITDA is at Least	But the 2016 EBITDA is Not Over	Total Pool Based on Column “A”	2016 Percentage Multiple	Amount in Column “A”
[**Confidential Treatment Requested] (1)		[**Confidential Treatment Requested]

__________________________________
(1)    The 2016 EBITDA must exceed this amount for the E-Commerce Division to achieve the CAGR threshold specified in Section 3 of this Exhibit as of the Third Vesting Date.
(d)    The 2016 CIC/Enova Event Percentage Multiple shall be [**Confidential Treatment Requested].

6.
Committee Certification. At its first regularly scheduled meeting (or, if later, at the first meeting held once the necessary EBITDA data has become available) following each Vesting Date, the Committee (or any successor thereto) shall determine and certify as to whether the conditions described in this Exhibit and other material terms for the vesting of any portion of the Award were met on the applicable Vesting Date (the “Vesting Conditions”) and, if so, (i) the number of Performance Units that have vested on such Vesting Date, (ii) the amount of EBITDA for each period used to determine the EBITDA CAGR and the Unit Value of such vested Performance Units in accordance with Section 4 of the Agreement, (iii) the EBITDA CAGR achieved for each applicable period, and (iv) the total amount payable with respect to such vested Performance Units (“Committee Certification”). The Vesting Conditions will be considered to have been met only to the extent that the Committee certifies in writing (within the meaning of Treasury Regulations Section 1.162-27(e)(5)) that they have been met. The Committee Certification shall include the satisfaction of the EBITDA CAGR set forth in this Exhibit and the satisfaction of all other material terms of the Award. The date the Committee makes such a written certification shall be deemed the “Committee Certification Date.”

7.	Capitalized Terms. Any terms used in this Exhibit with an initial capital letter shall have the same meaning as provided in the Agreement, unless otherwise specified herein.

A-4

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.